UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 29, 2025

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events

As previously reported on the Current Report on Form 8-K filed on February 14, 2025 (the "February Form 8-K") on February 14, 2025, PPL Corporation (the "Company") entered into an Equity Distribution Agreement (the "Equity Distribution Agreement") with Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as agents, Barclays Bank PLC, Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Agreement (as defined below), a "Forward Purchaser" and collectively, the "Forward Purchasers") and Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in connection with a Forward Agreement. Concurrently with its entry into the Equity Distribution Agreement, the Company entered into separate master forward confirmations (collectively, the "Master Forward Confirmations"), each dated February 14, 2025, by and between the Company and each of the Forward Purchasers.

As previously disclosed, the Company entered into certain forward sale agreements during 2025 pursuant to certain of the Master Forward Confirmations and related supplemental confirmations entered into between the Company and the relevant Forward Purchaser pursuant thereto (the supplemental confirmations, together with the related Master Forward Confirmations, the "Forward Agreements"), totaling approximately 38.7 million shares or approximately $1.4 billion to be settled at various times at or before August 11, 2027.

On December 29, 2025, the Company physically settled in full the Forward Agreements to be settled on or before December 30, 2025 by delivering approximately 11.3 million shares of Common Stock to the relevant Forward Purchasers. The Company received net proceeds of approximately $400 million from such sale of shares of Common Stock and full physical settlement of the Forward Agreements.

The approximately 27.4 million shares remaining with respect to approximately $1.0 billion under two Forward Agreements executed during 2025, each for approximately $500 million, must be settled on or before December 30, 2026 and August 11, 2027, respectively.

The description of the Equity Distribution Agreement set forth above does not purport to be complete and is qualified in its respective entirety by reference to the terms and conditions of the Equity Distribution Agreement, which is filed as Exhibit 1.1 to the February Form 8-K.

Forward Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  December 29, 2025